                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ---------------------


                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            TEMPLATE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)




                        VIRGINIA                                              52-1042793
                (State of incorporation                                     (IRS Employer
                    or organization)                                     Identification No.)

                45365 VINTAGE PARK PLAZA
                    DULLES, VIRGINIA                                            20166
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


       Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                                Name of each exchange on which
         to be so registered                                each class is to be registered
         -------------------                                ------------------------------


                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-17063) as filed with the Securities and Exchange Commission on November 27, 1996, and as such section may be amended until the time such Registration Statement is declared effective. The form of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.

Item 2.  Exhibits

         The following exhibits have been filed with the NASDAQ stock market, along with the Registration Statement.

         2(a)          Registration Statement on Form S-1 (Registration No.
                       333-17063) as filed with the Securities and Exchange Commission on November 27, 1996.

         2(b)          Amended and Restated Articles of Incorporation.1/

         2(c)          Bylaws.2/

         2(d) Registration Rights Agreement, by and between the Company and Alcatel, N.V., dated November 27, 1996.3/

         2(e)          Shareholders Agreement, by and among Messrs. Joseph M.
                       Fox, E. Linwood Pearce and Andrew B. Ferrentino and Alcatel, N.V., dated November 27, 1996.4/

         2(f) Copy of form of stock certificate for the Registrant's Common Stock. 5/

----------------------------------

1/ Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1.

2/ Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1.

3/ Incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1.

4/ Incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1.

5/ Incorporated herein by reference to Exhibit 4.4 of Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as filed with the S.E.C. January 3, 1997.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TEMPLATE SOFTWARE, INC.



                                        By        /s/ E. Linwood Pearce
                                          -----------------------------------
                                                  Chief Executive Officer




Dated:  January 3, 1997